U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): September 10, 2004
                                                        ------------------

                        5G WIRELESS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                     0-30448                    20-0420885
 (State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


   4136 Del Rey Avenue, Marina Del Rey, California                  90292
   -----------------------------------------------                  -----
      (Address of Principal Executive Offices)                   (Zip Code)

      Registrant's telephone number, including area code: (310) 448-8022
                                                          ---------------

          Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement   communications  pursuant to  Rule  13e-4(c)  under  the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      (a) On September 10, 2004, the Company issued 238,095 shares of common stock to one company for consulting services rendered to the company. These shares had an aggregate value of $5,000 ($0.021 per share).

      (b) On September 13, 2004, the Company issued 2,000,000 shares of common stock to May Davis Group, Inc. as compensation under a financing agreement between that firm and the Company. These shares had an aggregate value of $34,000 ($0.017 per share).

      (c) On September 22, 2004, the Company sold to certain investors $1,000,000 in principal amount of promissory notes, bearing interest at 5% per annum, of the Company convertible into shares of the Company's common stock at a conversion price equal to the lesser of (i) 75% of the average of the five lowest closing bid prices of the Company's common stock as reported by the OTC Bulletin Board for the ninety trading days preceding the conversion date, or
(ii) $0.05. In addition to the convertible note, the Company issued Class A and Class B share warrants to purchase shares of common stock. The Company issued 20 Class A Warrants for each 100 shares issuable had the promissory note been converted at the closing date. The Company also issued 125 Class B Warrants for each $1.00 of principal amount under the notes.

      (d) On September 30, 2004, the Company issued a total of 2,176,827 shares of common stock to three individuals for consulting services rendered to the company. These shares had an aggregate value of $33,000 (average of $0.015 per share).

      (e) On September 30, 2004, the Company also issued a total of 5,652,439 shares of common stock to six employees of the Company, including its chief executive officer and its executive vice president, in lieu of accrued salaries (five employees) and as a long-term bonus (one employee). These shares had an aggregate value of $92,850 (average of $0.0164 per share).

      (f) October 11, 2004 the Company issued 5,280,000 restricted shares of common stock to a convertible note holder. These shares were valued at $59,400 or $0.01125 per share.

      (g) On November 1, 2004, the Company agreed to sell 985,222 restricted shares of common at $0.01015 per share ($10,000). In addition, the investor is to receive four warrants to purchase a minimum of $10,000, but not greater than $250,000, in shares of common stock during each quarterly period during the 2005 calendar year. This purchase of shares is in connection with a license agreement entered into by the parties, dated February 19, 2004. The date of sale, and the issuance of the warrants, actually occurred on November 8, 2004.

      (h) On November 1, 2004, Company issued 3,000,000 restricted shares of common stock to one individual for consulting services to be performed for the Company. These shares were valued at $39,000 or $0.013 per share.

      (i) On November 9, 2004, the Company sold an additional $1,000,000 in principal amount of promissory notes to certain investors. These note holders also received Class A & B share warrants to purchase shares of common stock. The Company issued 20 Class A Warrants for each 100 shares issuable had the promissory note been converted at the closing date. The Company also issued 125 Class B Warrants for each $1.00 of principal amount under the notes.


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      No  commissions  were paid in  connection  with any of these sales.  These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933. Each of the transactions did not involve a public offering and each of the investors represented that he/she was a "sophisticated" or "accredited" investor as defined in Rule 502 of Regulation D.

                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              5G Wireless Communications, Inc.



Dated: November 15, 2004                      By: /s/ Jerry Dix
                                                  ------------------------------
                                              Jerry Dix, Chief Executive Officer

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